Exhibit 99.1

JBI, Inc. Signs Long-Term Fuel Supply Agreement with Indigo Energy Partners, LLC

THOROLD, Ontario, December 21, 2011 (GLOBE NEWSWIRE) -- JBI, Inc. (the "Company") (OTCQX:JBII) is pleased to announce today the signing of a long-term fuel supply agreement with Indigo Energy Partners, LLC (“Indigo Energy”).

Indigo Energy is a service-driven, wholesale distributor of petroleum products and renewable fuels that utilizes an expansive network of distribution terminals and bulk plants across the continental United States.

Under the terms of the agreement, Indigo Energy will off-take No. 6 Fuel Oil, from the JBI, Inc. Plastic2Oil (“P2O”) facility in Niagara Falls, NY.

The timing of this agreement in the early stages of the Company’s growth allows it to focus singularly on increasing production and growing capacity, instead of the marketing and distribution of its fuel products.

“We are very impressed with JBI, Inc.’s proprietary technology and the quality of their fuel products,” stated Martin N. Underwood, Jr., COO of Indigo Energy. “Additionally,” continues Mr. Underwood, “We feel this partnership is a natural fit for both companies and we look forward to bringing JBI, Inc.’s products to market as they expand production capacity to future plants across the U.S.”

John Bordynuik, CEO and Founder of JBI, Inc., commented, “We are excited about this partnership on several levels. First of all, we are proud to be affiliated with a company with the profile of Indigo Energy; a company which believes that green fuels can make a significant contribution to supplying clean, reliable energy.”

“Secondly,” continues Mr. Bordynuik, “After securing plastic feedstock supplies and creating a commercially viable, ‘green’ process for transforming plastic into oil, this agreement fulfills the final stage of our business growth plan, the distribution of our ultra-clean, ultra-low sulphur fuel to end-users.”

About JBI, Inc.
JBI, Inc. is a domestic green Oil and Gas company. JBI, Inc. developed a process that converts waste plastic into fuel (Plastic2Oil), without the need of further refinement. JBI, Inc. scaled a 1kg process to a 20MT commercial processor in less than 1 year. For further information please visit www.plastic2oil.com and review our SEC filings, including without limitation our Form 10-K, as amended, filed with the SEC on July 18, 2011.

Forward Looking Statements
This press release contains statements, which may constitute "forward looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees as of 1995. Those statements include statements regarding the intent, belief or current expectations of JBI, and members of its management as well as the assumptions on which such statements are based, including the expected timing of the Company's Form 10-K, execution of the proposed agreements described above and consummation of the transactions contemplated by such agreements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, but are not limited to: (1) JBI has a history of net losses, and may not be profitable in the future; (2) JBI may not be able to obtain necessary licenses, rights and permits required to develop or operate our Plastic2Oil business, and may encounter environmental or occupational, safety and health conditions or requirements that would adversely affect its business; and (3) JBI may experience delays in the commercial operations of its Plastic2Oil machines and there is no assurance that they can be operated profitably. For a more detailed discussion of such risks and other factors, see the Company's amended Annual Report on Form 10-K, filed on April 20, 2011, with the Securities and Exchange Commission, and its other SEC filings. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

CONTACT: JBI Inc.
Investor Relations
1-877-307-7067